UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 7, 2015

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 31, 2015, CytoSorbents Corporation (the “Company”) filed its Annual Report on Form 10-K reporting its financial results for the fourth quarter and twelve months ended December 31, 2014. On that same day, the Company conducted a conference call during which members of its senior management team discussed the financial results for the fourth quarter and twelve months ended December 31, 2014, a business update, and certain other information.  A copy of the transcript of the conference call and a powerpoint presentation is furnished herewith as Exhibits 99.1 and 99.2, respectively.

On March 31, 2015, the Company also issued a press release announcing its financial results for the period ended December 31, 2014. A copy of the release is furnished herewith as Exhibit 99.3.

Item 8.01 Other Events.

On April 7, 2015, the Company issued a press release responding to frequently asked questions concerning the Company’s 2014 Year End Earnings Call. A copy of the release is furnished herewith as Exhibit 99.4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Transcript of the CytoSorbents Corporation Conference Call on March 31, 2015, 4:15 pm EST.
99.2	CytoSorbents Corporation Presentation.
99.3	CytoSorbents Corporation Press Release, dated March 31, 2015.
99.4	CytoSorbents Corporation Press Release, dated April 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2015	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer